UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 4, 2024

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 4, 2024, the Board of Directors (“Board”) of Treasure Global Inc (the “Company”) appointed Carlson Thow as an executive director and Dr. Darren Tan Kok Pin as a non-executive director of the Company, effective as of July 5, 2024.

Pursuant to the appointment letter dated as of July 4, 2024 (the “Thow Appointment Letter”), issued by the Company to Mr. Thow, Mr. Thow will serve as an executive director until the earlier of the date Mr. Thow ceases to be a member of the Board and the date of the 2025 annual stockholder meeting. Although no compensation is being paid to Mr. Thow with regard to his service as an executive director, Mr. Thow will be entitled to reimbursement for all reasonable expenses incurred in connection with his duties. Mr. Thow may resign from his position as an executive director at any time. During the term of service, Mr. Thow will not compete with the Company. Mr. Thow agreed to a non-solicitation clause for a period of one year from the date Mr. Thow resigns from his positions as an employee and director of the Company.

Pursuant to the appointment letter dated as of July 4, 2024 (the “Tan Appointment Letter”), issued by the Company to Mr. Tan, Mr. Tan will serve as a non-executive director until the earlier of the date Mr. Tan ceases to be a member of the Board and the date of the 2025 annual stockholder meeting. The Company will pay Mr. Tan RM 5,000 per month. In addition, Mr. Tan will be entitled to reimbursement for all reasonable expenses incurred in connection with his duties. Mr. Tan may resign from his position as a non-executive director at any time. During the term of service, Mr. Tan will not compete with the Company. Mr. Tan agreed to a non-solicitation clause for a period of one year from the date Mr. Tan resigns from his position as a non-executive director of the Company.

The foregoing summaries of the Thow Appointment Letter and Tan Appointment Letter do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Letter of Appointment dated as of July 4, 2024, issued by the Company to Carlson Thow
10.2	Letter of Appointment dated as of July 4, 2024, issued by the Company to Dr. Darren Tan Kok Pin
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2024	TREASURE GLOBAL INC

	By:	/s/ Carlson Thow
	Name:	Carlson Thow
	Title:	Chief Executive Officer

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